UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Ju ne 16, 2020 (June 16, 2020)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 W. 42nd Street, New York, New York 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01.	Other Events.

Notes Offering

On June 16, 2020, CIT Group Inc. (the “Company”) issued a press release announcing a public offering of senior unsecured fixed-to-floating rate notes (the “Offering”). The press release is attached as Exhibit 99.1.

Recent Developments

In connection with the Offering, the Company filed with the Securities and Exchange Commission a prospectus supplement to the prospectus in the Company’s shelf registration statement on Form S-3 (File No. 333-221965). The prospectus supplement contains a description of recent developments. The Company provided an update on the impact of the novel coronavirus disease (“COVID-19”) pandemic on our business, financial condition, liquidity, capital and results of operations in its 2020 First Quarter Form 10-Q filed on May 5, 2020.

The Company continues to closely monitor the disruptive effects of the COVID-19 pandemic on its loan and lease portfolio. The Company has exposure to a range of industries including retail, commercial real estate, hospitality, transportation and oil and gas that have been particularly affected by the pandemic, and expects its customers in those and other sectors to continue to experience negative effects from the pandemic. As a result, the Company currently expects net charge-offs in the second quarter to increase significantly and include a charge of approximately $75 million related to a single exposure in its factoring business. Nonetheless, the Company currently expects its provision for credit losses in the second quarter to be considerably lower than its first quarter provision. Continued pressure on the financial condition of the Company’s customers could also result in a substantial increase in the Company’s loans with regulatory risk ratings of Special Mention and Classified. The Company’s revenues, including factoring, may also be impacted by lower activity levels, slower growth and lower interest rates going forward.

The Company’s strategic transformation in recent years has provided it with strong and diversified sources of liquidity, including the sustained growth and diversification in its deposit base, which the Company believes will help it operate in this uncertain environment. The Company’s liquidity position remains strong. Since the Company reported its financial results for the quarter ended March 31, 2020, its deposit balances have grown and its cost of funds has declined. In addition, the Company’s liquidity position, as measured by its Liquid Assets (unrestricted cash and unencumbered high quality liquid securities), has increased from March 31, 2020. The uncertainty surrounding the COVID-19 pandemic has created volatility in the market for the Company’s business, its customers and the global economy as a whole.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued by CIT Group Inc. on June 16, 2020 announcing a public offering of senior unsecured fixed-to-floating rate notes.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019 and our latest quarterly report on Form 10-Q for the quarter ended March 31, 2020, both of which were filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT Group Inc. undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020	CIT GROUP INC.
(Registrant)

	By:	/s/ John Fawcett
	Name:	John Fawcett
	Title:	Executive Vice President & Chief Financial Officer